Exhibit 23.1

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3) pertaining to the Data Research Associates, Inc. Dividend Reinvestment and Stock Purchase Plan of our report dated November 4, 1996, with respect to the consolidated financial statements and schedule of Data Research Associates, Inc. and subsidiaries, included in its Annual Report (Form 10-K) for the year ended September 30, 1996, filed with the Securities and Exchange Commission.

                                               /s/Ernst & Young LLP

St. Louis, Missouri
October 21, 1997